Exhibit 23.2



                              ACCOUNTANT'S CONSENT

         We consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 000-21765, of our report dated February 16, 2000 contained in the 2000 Annual Report to Shareholders of River Valley Bancorp, which is incorporated by reference in this Form 10-KSB.



/s/ Grant Thornton LLP
GRANT THORNTON LLP

Cincinnati, Ohio
March 29, 2001